UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2025

MultiSensor AI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40916 (Commission File Number)	86-3938682 (I.R.S. Employer Identification No.)

2105 West Cardinal Drive

Beaumont, Texas 77705

(Address of principal executive offices) (Zip Code)

(866) 861-0788

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	MSAI	The Nasdaq Capital Market
Warrants to purchase common stock	MSAIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant's Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On June 4, 2025, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of MultiSensor AI Holdings, Inc. (the “Company”) approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company's independent registered public accounting firm, effective immediately.

The reports of Deloitte on the Company's consolidated financial statements for the fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph in its reports related to the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and December 31, 2023 regarding the substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2024 and December 31, 2023, and through June 4, 2025, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2024 and December 31, 2023 and through June 4, 2025, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), other than the material weakness in internal control over financial reporting identified by management, as disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, such material weakness has since been remediated. The Audit Committee discussed the Company’s material weakness in internal control over financial reporting with Deloitte and the Company has authorized Deloitte to respond fully to inquiries of Weaver and Tidwell, L.L.P. (“Weaver”) concerning such material weakness.

The Company provided Deloitte with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Deloitte furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of Deloitte’s letter, dated June 5, 2025, is filed as Exhibit 16.1 hereto.

Newly Engaged Independent Registered Public Accounting Firm

On June 4, 2025, the Audit Committee of the Board approved the appointment of Weaver as the Company's new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2025 and related interim periods starting with the fiscal quarter ending June 30, 2025.  During the fiscal years ended December 31, 2024 and December 31, 2023 and through June 4, 2025, neither the Company, nor anyone acting on its behalf, consulted with Weaver regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Weaver that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
16.1	Letter of Deloitte & Touche LLP dated June 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTISENSOR AI HOLDINGS, INC.

Date: June 6, 2025	/s/ Robert Nadolny
Robert Nadolny
Chief Financial Officer and Secretary